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                                                                  EXHIBIT 10(dd)

                          RELIANT ENERGY, INCORPORATED
                      BUSINESS UNIT PERFORMANCE SHARE PLAN


                                  INTRODUCTION

                                    ARTICLE I

                                     PURPOSE

                  The purpose of this Reliant Energy, Incorporated Business Unit Performance Share Plan (the "Plan") is to strengthen the alignment of financial interests of selected employees in various Strategic Business Units ("SBUs") of Reliant Energy, Incorporated (the "Company") and its Subsidiaries with those of the Company's shareholders through the increased ownership of shares of the Company's Common Stock by such employees. The Plan (i) enhances the Company's ability to maintain a competitive position in attracting and retaining qualified personnel, (ii) provides a means of rewarding the outstanding performance of such employees, and (iii) enhances the interest of such employees in the Company's continued success and progress by enabling them to obtain a proprietary interest in the Company. The Plan provides for awards of performance shares tied to, among other factors, the performance of particular SBUs of the Company.

                                   ARTICLE II

                                   DEFINITIONS

                  For purposes of the Plan, the following terms shall have the meanings below stated, subject to the provisions of Section 8.1.

                  "BOARD" means the Board of Directors of the Company.

                  "CAUSE" means Executive's (a) gross negligence in the performance of Executive's duties, (b) intentional and continued failure to perform Executive's duties, (c) intentional engagement in conduct which is materially injurious to the Company or its Subsidiaries (monetarily or otherwise) or (d) conviction of a felony or a misdemeanor involving moral turpitude. For this purpose, an act or failure to act on the part of Executive will be deemed "intentional" only if done or omitted to be done by Executive not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company, and no act or failure to act on the part of Executive will be deemed "intentional" if it was due primarily to an error in judgment or negligence.

                  A "CHANGE IN CONTROL" or "CIC" shall be deemed to have occurred upon the occurrence of any of the following events:

                  (a) 30% OWNERSHIP CHANGE: Any Person makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made



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         directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or

                  (b) BOARD MAJORITY CHANGE: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

                  (c) MAJOR MERGERS AND ACQUISITIONS: Consummation of a Business Combination unless, immediately following such Business Combination,
         (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company's consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately prior to consummation of such Business Combination; or

                  (d) MAJOR ASSET DISPOSITIONS: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition,
         (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the board of directors of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.



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For purposes of the foregoing,

                  (1) the term "Person" means an individual, entity or group;

                  (2) the term "group" is used as it is defined for purposes of
         Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act");

                  (3) the term "beneficial owner" is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

                  (4) the term "Outstanding Voting Stock" means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

                  (5) the term "Incumbent Director" means a director of the Company (x) who was a director of the Company on September 1, 1997 or
         (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company's shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

                  (6) the term "election contest" is used as it is defined for purposes of Rule 14a-11 under the Exchange Act;

                  (7) the term "Business Combination" means (x) a merger or consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

                  (8) the term "parent corporation resulting from a Business Combination" means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries; and

                  (9) the term "Major Asset Disposition" means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.



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                  "COMMITTEE" means the Special Stock Award Committee of the
Board of Directors of the Company.

                  "COMMON STOCK" means, subject to the provisions of Section 10.3, the presently authorized common stock, without par value, of the Company.

                  "COMPANY" means Reliant Energy, Incorporated, a Texas corporation.

                  "DISABILITY" means a physical or mental impairment of sufficient severity such that an Employee is both eligible for and in receipt of benefits under the long-term disability provisions of the Company's benefit plans.

                  "EMPLOYEE" means an employee of the Company or a Subsidiary.

                  "EMPLOYER" means the Company or Subsidiary that employs the Employee.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FAIR MARKET VALUE" means the average of high and low sales price of a share of Common Stock on the New York Stock Exchange--Composite Transactions reporting system, as reported in The Wall Street Journal on the date as of which such value is being determined or, if no sales occurred on such day, then on the next preceding day on which there were such sales.

                  "PARTICIPANT" means a person selected to participate in this Plan pursuant to the terms hereof.

                  "PERFORMANCE CYCLE" means the period of time established by the Committee of not less than one (1) year nor more than six (6) years used when measuring the degree to which the Performance Objectives relating to an award of Performance Shares have been met.

                  "PERFORMANCE OBJECTIVES" means the criteria established by the Committee for each Performance Cycle as the basis for determining the number of shares of Common Stock which shall be vested with respect to each award of Performance Shares.

                  "PERFORMANCE SHARES" means shares of Common Stock or units denominated in shares of Common Stock granted by the Company to a Participant pursuant to Section 5.1 subject to restrictions based on the achievement of Performance Goals.

                  "PLAN" means the Reliant Energy, Incorporated Business Unit Performance Sharing Plan, as set forth herein and as from time to time amended.

                  "STRATEGIC BUSINESS UNIT" or "SBU" means a unit or division of the Company or a Subsidiary, or a functional unit of the Company, a Subsidiary, or a group of Subsidiaries, designated as a Strategic Business Unit.



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                  "SUBSIDIARY" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

                                   ARTICLE III

                              RESERVATION OF SHARES

                  The aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed Five Million (5,000,000) shares, subject to adjustment as hereinafter provided. All or any part of such Five Million shares may be issued pursuant to awards of Performance Shares. The shares of Common Stock which may be granted pursuant to awards of Performance Shares will consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or hereafter reacquired by the Company as treasury shares. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of Section 10.3 and to give effect to any amendment adopted as provided in Section 9.1. The foregoing limitation on the number of shares of Common Stock issuable under the Plan is a limitation on the aggregate number of shares of Common Stock issued, net of any shares of Common Stock subject to a Stock Award implemented by delivery of certificates that are returned to the Company as provided in Article V, but subject to such other rules and procedures concerning the counting of shares against the Plan maximum as the Committee may deem appropriate.

                                   ARTICLE IV

                            PARTICIPATION IN THE PLAN

         4.1 ELIGIBILITY TO RECEIVE PERFORMANCE SHARES. Subject to the restriction in the next following sentence, Performance Shares under this Plan may be granted only to persons selected by the Committee who are Employees of the Company or a Subsidiary on the date the award of Performance Shares is granted. In no event shall an Employee who is an officer of the Company on the date the grant otherwise would have been made be eligible for the grant of an award hereunder.

         4.2 PARTICIPATION NOT GUARANTEE OF EMPLOYMENT. Nothing in this Plan or in the instrument evidencing the grant of a Performance Shares shall in any manner be construed to limit in any way the right of the Company or a Subsidiary to terminate a Participant's employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under this Plan, or give any right to such Participant to remain employed by the Company or a Subsidiary in any particular position or at any particular rate of compensation.



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                                    ARTICLE V

                               PERFORMANCE SHARES

         5.1 GRANT OF PERFORMANCE SHARES.

         (a) SELECTION OF PARTICIPANTS. Subject to the terms of this Plan, the Committee shall select the persons to whom Performance Shares shall be awarded. Awards of Performance Shares shall generally be made at the beginning of a Performance Cycle, but may, in the Committee's discretion, be made from time to time during the term of a Performance Cycle.

         (b) AWARD OF SHARES. The Committee shall determine the number of shares of Common Stock covered by each award of Performance Shares awarded to a Participant, as well as all other terms and conditions of each award of Performance Shares. On or about the close of, and, if appropriate and in accordance with Section 6.3 or 6.4, during the term of, the Performance Cycle, the Committee shall determine whether restrictions set forth in Article VI hereof shall lapse with respect to a portion or all of the shares awarded under an award of Performance Shares.

                  The Committee may implement the grant of Performance Shares by
(i) credit to a bookkeeping account maintained by the Company evidencing the accrual to a Participant of unsecured and unfunded rights to receive, subject to the terms of the award of Performance Shares, shares of Common Stock or (ii) delivery of certificates for shares of Common Stock to the Participant, who must execute appropriate stock powers in blank and return the certificates and stock powers to the Company to be held in escrow for future delivery in accordance with the terms of the award of Performance Shares.

         (c) FORM OF INSTRUMENT. Each award of Performance Shares shall be made pursuant to an instrument prescribed in form by the Committee. Such instrument shall specify the number of shares covered thereby, the relevant Performance Goals and Performance Cycle, and the restrictions, if any, which, if not achieved, may cause all or part of the shares to be forfeited.

         5.2 PERFORMANCE OBJECTIVES. Each award of Performance Shares shall be subject to the achievement of Performance Objectives by the Company, a Subsidiary, a combination of Subsidiaries, a particular SBU, a combination of SBUs, or any combination of the foregoing during the Performance Cycle with respect to which the award of Performance Shares is made. The Committee shall generally establish Performance Objectives prior to the beginning of each Performance Cycle, but may, in the Committee's discretion, establish Performance Objectives during the term of a Performance Cycle. The Committee may also subject an award of Performance Shares to such other restrictions as the Committee, in its discretion, deems appropriate. Once established, Performance Objectives may be changed, adjusted or amended during the term of a Performance Cycle only upon authorization by the Committee. The degree to which the Performance Objectives are achieved shall serve as the basis for the Committee's determination of the portion of a Participant's award of Performance Shares which shall become vested by reason of the lapse of restrictions set forth in
Article VI. The Committee may waive the attainment of Performance



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Objectives (in whole or in part) during or after the close of a Performance
Cycle if the Committee deems it appropriate in light of a change of circumstances.

         5.3 RIGHTS WITH RESPECT TO SHARES.

         (a) AWARD BY BOOKKEEPING ENTRY. No Participant who is granted an award of Performance Shares implemented by credit to a Company bookkeeping account shall have any rights as a stockholder by virtue of such grant until shares are actually issued or delivered to the Participant. The Committee may establish and express in the instrument evidencing the award of Performance Shares the terms and conditions under which the Participant granted such Performance Shares shall be entitled to receive an amount equivalent to any dividend payable with respect to the number of shares which, as of the record date for which dividends are payable, have been credited but not delivered to the Participant. At the Committee's discretion, any such dividend equivalents (i) may be paid at such time or times during the period when the shares are as yet undelivered pursuant to the terms of the award of Performance Shares, (ii) may be paid at the time the shares to which the dividend equivalents apply are delivered, or (iii) may be reflected by the credit of additional full or fractional shares to three decimal places in an amount equal to the amount of such dividend equivalents divided by the Fair Market Value of a full share on the date of payment of the dividend on which the dividend equivalent is based, all as shall be expressed in the written instrument evidencing the award of Performance Shares. Any arrangements for the payment or credit of dividend equivalents shall be terminated if, and to the extent that, under the terms and conditions so established, the right to receive shares pursuant to the terms of the award of Performance Shares shall terminate or lapse.

         (b) AWARD BY STOCK CERTIFICATE. Each Participant to whom an award of Performance Shares consisting of shares represented by a stock certificate has been made shall have absolute ownership of such shares including the right to vote the same and to receive dividends thereon, subject, however, to the terms, conditions and restrictions, if any, described in this Plan and in the instrument evidencing the grant of the Performance Shares.

                  Notwithstanding the foregoing, shares of Common Stock transferred pursuant to an award of Performance Shares shall be held in escrow pursuant to an agreement satisfactory to the Committee until such time as the Committee shall have determined whether the restrictions set forth in Article VI shall have lapsed. Each such escrow agreement shall provide, without limitation, that the shares of Common Stock subject to such agreement are subject to the restrictions set forth in Article VI.

                                   ARTICLE VI

                                  RESTRICTIONS

         6.1 RESTRICTIONS. Each award of Performance Shares granted under this Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee.



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                  Until the restrictions set forth in this Section 6.1 shall lapse pursuant to this Article VI, shares of Common Stock awarded to a Participant pursuant to each award of Performance Shares:

                  (a) shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and

                  (b) shall be returned to the Company, and all rights of the Participant to such shares shall terminate without any payment of consideration by the Company, if the Participant's continuous employment with the Company or any of its Subsidiaries shall terminate for any reason, except as provided in Section 6.2, 6.3 or 6.4.

         6.2 LAPSE OF RESTRICTIONS DUE TO ACHIEVEMENT OF PERFORMANCE OBJECTIVES. On or about the close of each Performance Cycle, the Committee shall determine whether, and if not, to what extent the Company and/or the relevant SBUs have achieved the Performance Objectives established for such Performance Cycle. The Committee shall notify each Participant who has received an award of Performance Shares of the Committee's determination of the extent to which the Performance Objectives established for the Performance Cycle have been achieved and the number of shares, if any, of Common Stock with respect to which the restrictions of Section 6.1 have lapsed. Any lapse of restrictions shall occur on the date the Committee notifies the Participant in writing.

         6.3 LAPSE OF RESTRICTIONS DUE TO CERTAIN TERMINATIONS OF EMPLOYMENT. Unless otherwise provided by the Committee with respect to a particular award of Performance Shares, if a Participant who has been in the continuous employment of any Employer since the date on which Performance Shares were granted to such Participant shall, while in such employment and prior to the close of the Performance Cycle with respect to which such Performance Shares were granted, terminate employment by reason of death, Disability or retirement on or after attainment of age fifty-five (55), or if the Participant's employment is terminated without Cause, then:

                  (a) if such event occurs during the first year of the Performance Cycle, all shares included in the award of Performance Shares shall be canceled; and

                  (b) if such event occurs after such first year of the Performance Cycle, then (1) the Committee will take such action as it deems necessary or appropriate to determine the degree to which the applicable Performance Objectives are expected to be achieved through the end of the Performance Cycle in which such event occurs and determine the number (if any) of shares which such Participant would otherwise have been entitled to based on the attainment of such achievement level and (2) the restrictions set forth in Section 6.1 shall lapse with respect to a number of shares equal to the product of
         (A) the number of such shares determined under clause (1) immediately above times (B) a fraction, the numerator of which is the number of days elapsed in the Performance Cycle as of the date of such event and the denominator of which is the total number of days in the Performance Cycle.



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         Any lapse of restrictions pursuant to this Section 6.3(b) shall occur on the later of the end of the Performance Cycle and the date the Committee notifies the Participant in writing.

         6.4 TREATMENT UPON CHANGE IN CONTROL. Unless otherwise provided by the Committee with respect to a particular award of Performance Shares, notwithstanding any provision of Section 6.1 or any other provision of this Plan, forthwith upon the occurrence of any Change in Control of the Company, the Company shall pay cash to each Participant to whom an award of Performance Shares has been made (and with respect to which the restrictions have not previously lapsed) in an amount equal to the number of shares of Common Stock granted under this Plan pursuant to outstanding awards of Performance Shares times the Fair Market Value on the date of the Change in Control.

                                   ARTICLE VII

                                  TAX PAYMENTS

                  A Participant who has received shares of Common Stock pursuant to an award of Performance Shares may also, at the discretion of the Committee, receive from the Company a cash payment in an amount determined by the Committee, if any, not to exceed that amount sufficient to pay such Participant's tax liability with respect to (i) such shares and (ii) such cash payment.

                                  ARTICLE VIII

                           ADMINISTRATION OF THE PLAN

         8.1 THE COMMITTEE. This Plan shall be administered solely by the Committee. The Committee shall have full and final authority to interpret this Plan and the instruments evidencing Performance Shares granted hereunder, to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee's determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, all Subsidiaries, the shareholders of the Company, the Committee and each of the members thereof, as well as Participants and Employees and their respective successors in interest.

         8.2 LIABILITY OF COMMITTEE. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee or by any person to whom authority is delegated as provided in the last sentence of Section 8.1 in connection with this Plan, except for the willful misconduct of such member or as expressly required by law. The Committee shall have power to engage outside consultants, auditors or other professionals to assist in the fulfillment of the Committee's duties under this Plan at the Company's expense.

         8.3 DETERMINATION OF THE COMMITTEE. In making its determinations concerning the individuals who will become Participants, as well as the number of shares to be awarded to each



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Participant, the Committee shall take into account such factors as the Committee may deem relevant. The Committee shall also determine the form of instrument granting the Performance Shares to be issued under this Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of this Plan. The Committee may, in its sole discretion, waive any provisions of any award of Performance Shares, provided such waiver is not inconsistent with the terms of this Plan as then in effect.

                                   ARTICLE IX

                        AMENDMENT AND TERMINATION OF PLAN

         9.1 AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Board may amend, modify, suspend or terminate the Plan at any time except that no amendment or alteration that would impair the rights of any Participant under any outstanding award of Performance Shares shall be made without such Participant's consent.

         9.2 TERMINATION. The Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. No Performance Shares may be granted after this Plan has terminated. After this Plan has terminated, the function of the Committee with respect to this Plan will be limited to determinations, interpretations and other matters provided herein with respect to Performance Shares previously granted.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.1 RESTRICTIONS UPON GRANT OF PERFORMANCE SHARES. The listing upon the New York Stock Exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be granted pursuant to this Plan (whether to permit the grant of Performance Shares or the resale or other disposition of any such shares of Common Stock by or on behalf of the Participants receiving such shares) may be necessary or desirable and, in any event, if the Committee in its sole discretion so determines, delivery of the certificates for such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933, as amended, other than on Form S-8, as presently in effect, or other such forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

         10.2 RESTRICTIONS UPON RESALE OF UNREGISTERED STOCK. If the shares of Common Stock that have been transferred to a Participant pursuant to the terms of this Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Participant, if the Committee deems it advisable, may be required to represent and agree in writing
(i) that any shares of Common Stock acquired by such Participant pursuant to this Plan will not be sold except pursuant to Rule 144 under the Securities Act of 1933 (the "1933 Act"), pursuant to an



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effective registration statement under the 1933 Act, or pursuant to an exemption from registration under said Act and (ii) that such Participant is acquiring such shares of Common Stock for such Participant's own account and not with a view to the distribution thereof.

         10.3 ADJUSTMENTS.

         (a) The existence of outstanding Performance Shares shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

         (b) In the event of any subdivision or combination of outstanding shares of Common Stock or declaration of a dividend on the Common Stock payable in shares of Common Stock, the Committee may adjust proportionally the number of shares of Common Stock reserved under this Plan and covered by outstanding awards of Performance Shares denominated in Common Stock or units of Common Stock and may also adjust, if it deems appropriate, any price criteria or other determination in respect of such Performance Shares. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock) or any reclassification of this Common Stock, the Committee may make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, or liquidating distribution, the Committee shall be authorized to issue or assume Performance Shares, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Performance Shares for previously issued Performance Shares or an assumption of previously issued Performance Shares, or to make provision for the acceleration of the lapse of restrictions with respect to Performance Shares and the termination of unexercised rights with respect to Performance Shares in connection with such transaction.

         10.4 RESTRICTIVE LEGENDS.

         (a) Certificates for shares of Common Stock delivered pursuant to an award of Performance Shares shall bear an appropriate legend conforming to the requirements of applicable law referring to the terms, conditions and restrictions described in this Plan and in the instruments evidencing the grant of the Performance Shares. Any attempt to dispose of any such shares of Common Stock in contravention of the terms, conditions and restrictions described in this Plan or in the instruments evidencing the grant of the Performance Shares shall be ineffective. The Company may also place appropriate "stop transfer" instructions in the stock transfer books of the Company with respect to shares of Common Stock covered by an award of Performance Shares.



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         (b) Any shares of Common Stock received by a Participant as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to, shares of Common Stock received pursuant to an award of Performance Shares shall have the same status and bear the same legend as the shares received pursuant to the award of Performance Shares.

         10.5 WITHHOLDING OF TAXES: The Committee shall deduct applicable taxes (without regard to any alternative rule permitting the use of a flat percentage rate in computing such applicable income tax withholding amounts) with respect to any Performance Shares, and withhold, at the time of delivery or other appropriate time, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law, such withholding to be administered on a uniform basis (not involving any election by any Participant). If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

         10.6 POOLING OF INTERESTS: In the event that the Company is party to a transaction which is otherwise intended to qualify for "pooling of interests" accounting treatment then (a) the provisions of the Plan shall, to the extent practicable, be interpreted so as to permit such accounting treatment, and (b) to the extent that the application of clause (a) of this sentence does not preserve the availability of such accounting treatment, then, to the extent that any of the provisions of the Plan or the terms or provisions of any outstanding award or the manner or timing of the adoption of the Plan or the making of any award thereunder disqualifies the transaction as a "pooling" transaction, the Board may amend any provisions of the Plan, amend the provisions of any outstanding award and/or declare any of the provisions of the Plan or the entire Plan as well as any outstanding awards null and void if and to the extent necessary (including declaring such provision or provisions to be null and void as of the date hereof) so that such transaction may be accounted for as a "pooling of interests." All determinations with respect to this paragraph shall be made by the Board, based upon the advice of the accounting firm whose opinion with respect to "pooling of interests" is required as a condition to the consummation of such transaction.

         10.7 EFFECTIVE DATE OF PLAN: This Plan shall be effective as of January 6, 1999.

                                       RELIANT ENERGY, INCORPORATED


                                       By /s/ LEE W. HOGAN
                                         ---------------------------------------
                                         Name: Lee W. Hogan
                                              ----------------------------------
                                         Title: Vice Chairman
                                               ---------------------------------
ATTEST:

[ILLEGIBLE]
-----------------------------
Assistant Corporate Secretary



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